Exhibit 4.5

Euro Fixed Rate Medium-Term Note

(Face of Security)

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO 3M COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY.  UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

R-1

CUSIP NO.:  88579Y AN1

ISIN NO.:  XS1234373733

COMMON CODE:  123437373

3M COMPANY

MEDIUM-TERM NOTES, SERIES F
(Fixed Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT: €500,000,000	REDEMPTION COMMENCEMENT DATE: N/A

STATED MATURITY DATE: May 15, 2030	REPAYMENT DATE(S): N/A

SPECIFIED CURRENCY: Euro for all payments unless otherwise specified below:	REDEMPTION OR REPAYMENT PRICE(S): N/A

☐ payments of principal and any premium:	INTEREST RATE: 1.750% per annum (calculated on an ACTUAL/ACTUAL (ICMA) day count basis)

☐ payments of interest:	INTEREST PAYMENT DATES: May 15 of each year, commencing May 15, 2016

ORIGINAL ISSUE DATE: May 20, 2015	PAYING AND CALCULATION AGENT: The Bank of New York Mellon, London Branch

ORIGINAL ISSUE DISCOUNT SECURITY: N/A	OTHER TERMS: Optional Redemption; Redemption for Tax Reasons. See Addendum attached hereto.

DEFEASANCE:
☒ Full Defeasance: Applicable
☒ Covenant Defeasance: Applicable

☒

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise.  Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

3M Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited as the nominee of The Bank of New York Mellon London Branch, a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking, société anonyme, or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, at the Interest Rate shown above, annually on each Interest Payment Date set forth above from and after the date of this Security and at the Stated Maturity Date until payment of the principal amount hereof has been made or duly provided for.    Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Original Issue Date, if no interest has been paid), to but excluding the next scheduled Interest Payment Date.  This day count convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.  Each payment of interest due on an Interest Payment Date or the date of Maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the Original Issue Date if none has been paid, or made available for payment, to but excluding the Interest Payment Date or the date of Maturity, as the case may be.  Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the Original Issue Date indicated above.  If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above.  Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment.  Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3(c) on the reverse hereof) next preceding such Interest Payment Date (a “Regular Record Date”).  If interest is due at Maturity but on a day that is not an Interest Payment Date, interest will be paid to the Person entitled to receive the principal hereof.  Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The principal of this Security payable at the Maturity or earlier date of redemption shall be paid against presentation and surrender of this Security at the office or agency of the Company maintained for that purpose in London.  The Company hereby initially designates the Corporate Trust Office of the Paying and Calculation Agent as the office to be maintained by it where Security may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Securities or the Indenture referred to on the reverse hereof may be served.

Currency of Payment

Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next paragraph.  The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence.

If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until euro is again available to the Company or so used.  The amount payable on any date in euro will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined on the reverse hereof) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due.  Any payment in respect of the Securities so made in U.S. dollars will not constitute an event of default under the Indenture.  Neither the Trustee nor the Paying and Calculation Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Payments Due on a Business Day

Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security.  Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day and no additional interest will accrue with respect to the payment made on that next succeeding Business Day.  The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

3M COMPANY

By
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and
Chief Financial Officer

By
	Name:	Scott D. Krohn
	Title:	Vice President and Treasurer

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: May    , 2015

The Bank of New York Mellon Trust Company, N.A., as Trustee

By
Authorized Signatory

(Reverse of Security)

1.                                      Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of November 17, 2000 as amended or supplemented from time to time (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.                                      Series and Denominations

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $9,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series.  References herein to “this series” mean the series of securities designated on the face hereof.

The Company may create and issue additional Securities with the same terms as this Security, so that the additional Securities will be considered as part of the same issuance as the earlier issuance.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning.  Unless otherwise specified, for each Security of this series having a principal amount payable in euro, the Authorized Denominations shall be €100,000 and integral multiples of €1,000 in excess thereof.

3.                                      Interest Rate

(a)                                 Calculation of Interest.  Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or the Original Issue Date, if no interest has been paid), to but excluding the next scheduled Interest Payment Date. This day count convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655) ).  All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(b)                                 Paying and Calculation Agent.  The Company has initially appointed the institution named on the face of this Security as Paying and Calculation Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time.  The Company will give the Trustee prompt written notice of any change in any such appointment.  Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Paying and Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company.  The Paying and Calculation Agent shall not have any liability therefor.

(c)                                  Definitions of Terms.  As used in this Security, the following terms have the meanings set forth below:

“Additional Interest” has the meaning set forth in Section 5 hereof.

“Business Day” means, for this Security, any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Clearsteam” means Clearstream Banking, société anonyme.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, which initially shall be The Bank of New York Mellon, London Branch.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

4.                                      Redemption at the Company’s Option

Unless otherwise specified on the face hereof or as otherwise specified in this Security (including in the Addendum attached hereto), this Security shall not be redeemable at the option of the Company before the Stated Maturity Date.  If so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified in the Addendum attached hereto, together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date, all as provided in the Indenture.

5.                                      Payment of Additional Interest

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to a Holder of this Security that is a United States Alien such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. However, the Company will not be required to make any payment of additional interest for or on account of:

(a)         any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)         any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(c)          any tax, assessment or other governmental charge that would not have been imposed but for such holder’s past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(d)         any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a note;

(e)          any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on a note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)           any tax, assessment or other governmental charge that would not have been imposed but for the holder’s failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)          any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)         any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)             any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such additional interest be paid with respect to any payment on a Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a Security shall not constitute a connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such Holder if such Holder is an estate, a trust, a partnership or a corporation) and the United States.

6.                                      Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company at the office of the Paying and Calculation Agent in London, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor and terms, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Securities represented thereby shall be required to be reflected in book-entry form.

Transfers of a Global Securities shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees.  Interests of beneficial owners in a Global Security shall be transferred in accordance with the rules and procedures of Euroclear and Clearstream (or their respective successors).

Subject to certain conditions, the Securities represented by the Global Securities are exchangeable for certificated Securities in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1) the Common Depositary is at any time unwilling or unable to continue as the Common Depositary, or Clearstream Banking, société anonyme or Euroclear Bank SA/NV ceases to be a clearing agency registered under applicable law, and a successor Common Depositary is not appointed by the Company or a successor clearing agency satisfactory to the Company is not established within 90 days after the Company received notice thereof;

(2) the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of certificated Securities; or

(3) there has occurred and is continuing an Event of Default with respect to the Securities.

In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to Securities in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the Paying and Calculation Agent) or, at the Company’s option, by check mailed to the holders thereof at the respective addresses set forth in the register of Holders of the Securities, provided that all payments (including principal, premium and interest) on Securities in certificated form, for which the Holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

7.                                      Defeasance.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.  If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

8.                                      Remedies.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9.                                      Modification and Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

Under the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series or any other series of Outstanding Securities may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive covenants of the Indenture, and waive any past Event of Default under the Indenture, but in each case only with respect to that series, except an Event of Default in the payment of the principal of or any premium or interest on and Securities of that series or an Event of Default under any provision of the Indenture which itself cannot be modified or amended without the consent of the holders of each Outstanding Security of that series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.                               Governing Law.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                 to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed.

NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

ADDENDUM

Optional Redemption

This Security will be redeemable, in whole but not in part at the Company’s option, at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Security or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the Redemption Date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer Rate (as defined below), plus 15 basis points, plus in each case, accrued interest thereon to the date of redemption.

For the purposes of this “Optional Redemption” section,

“Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

“Quotation Agent” means the Reference Dealer (as defined below).

“Reference Dealer” means any of Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch or their respective successors.

“Reference Dealer Rate” means with respect to the Reference Dealer and any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Reference Dealer) on this Security, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Reference Dealer.

“Reference Bond” means, in relation to the Reference Dealer Rate, at the discretion of the Reference Dealer, an European government bond whose maturity is closest to the maturity of the fixed rate notes, or such other European government bond as the Reference Dealer, may, with the advice of three brokers of, or market makers in, European government bonds selected by the Reference Dealer, determine to be appropriate for determining the Reference Dealer Rate.

Notice of any redemption will be given to the Noteholders at least 30 days but not more than 60 days before the Redemption Date.  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on this Security called for redemption.

Redemption for Tax Reasons

If, in the written opinion of independent counsel chosen by the Company, there is a substantial probability that the Company has or will become obligated to pay additional interest on this Security as described on the reverse of this Security under “Payment of Additional Interest”, as a result of any of the following events occurring on or after May 13, 2015 (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, (b) any action taken by a taxing authority of the United States or any political subdivision thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Company, (c) a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof or therein, whether or not such decision was rendered with respect to the Company, (d) a private letter ruling or technical advice memorandum issued by the National Office of the United States Internal Revenue Service on substantially the same facts as those affecting the Company or (e) any change, amendment, application, interpretation or execution of the laws of the United States (or any regulations or rulings promulgated thereunder) shall have been officially proposed, which change, amendment, action, application, interpretation or execution would have effect after May 13, 2015 and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, then the Company may, at its option, upon not less than 30 nor more than 60 days’ prior notice to the Holder for the time being of this Security, redeem this Security in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest if a payment in respect to this Security were due on such date and, at the time such notification of redemption is given, such obligation to pay such additional interest remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Company to so redeem have occurred and (ii) an opinion of independent counsel chosen by the Company to the effect that there is a substantial probability that the Company has or will become obligated to pay additional interest on this Security.